SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          DEL GLOBAL TECHNOLOGIES CORP.
                (Name of Registrant as Specified In Its Charter)

                          LEONARD A. TRUGMAN, PRESIDENT
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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     (4) Proposed maximum aggregate value ot transaction:


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     (5) Total Fee Paid:


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


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     2) Form, Schedule or Registration Statement No.:


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     3) Filing Party:


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     4) Date Filed:



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                                       2

                          DEL GLOBAL TECHNOLOGIES CORP.
                                 1 Commerce Park
                            Valhalla, New York 10595

                                   ----------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   ----------

                                February 13, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Del Global Technologies Corp. (the "Company") will be held on February 13, 1997, at 10:00 a.m. New York City time, at the Hotel Inter-Continental, 111 East 48th Street, New York, NY 10017, for the following purposes, all as more fully described in the accompanying Proxy Statement:

     (A)  To elect a Board of Directors for the ensuing year;

     (B) To amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 10,000,000 to 20,000,000; and

     (C) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on December 26, 1996 are entitled to notice of and to vote at the Meeting. A complete list of the stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

                                 By order of the Board of Directors,

                                                                MICHAEL TABER,
                                                                  Secretary

Dated: January   , 1997

--------------------------------------------------------------------------------

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

--------------------------------------------------------------------------------

                          DEL GLOBAL TECHNOLOGIES CORP.
                                 1 Commerce Park
                            Valhalla, New York 10595

                                   ----------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on February 13, 1997

                                  INTRODUCTION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Del Global Technologies Corp., a New York corporation (the "Company"), in connection with the Annual Meeting of Stockholders (the "Meeting") to be held at the Hotel Inter-Continental, 111 East 48th Street, New York, NY 10017, on February 13, 1997 at 10:00 a.m. New York City time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about January __, 1997.

     Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for Director set forth herein and for the other proposals.

     The Board of Directors has fixed December 26, 1996 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 7,411,934 shares of Common Stock, each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

     The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual Directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     The table below sets forth information concerning the shares of Common Stock beneficially owned as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than five (5%) percent of the Common Stock of the Company; (ii) each Director of the Company; (iii) each of the executive officers named in the table under "Executive Compensation and Other Information--Summary Compensation Table" and (iv) all Directors and executive officers as a group.

                                               Amount and Nature
   Name and Address                              of Beneficial      Percent of
  of Beneficial Owner                            Ownership (1)     Common Stock
  -------------------                          -----------------  --------------
LEONARD A. TRUGMAN..........................       918,127(2)         11.3%
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

NATAN V. BERTMAN............................       107,861(3)          1.4%
c/o Bertman & Levine
945 Manhattan Avenue
Brooklyn, NY  11222

                                               Amount and Nature
   Name and Address                              of Beneficial      Percent of
  of Beneficial Owner                            Ownership (1)     Common Stock
  -------------------                          -----------------  --------------
DAVID ENGEL.................................         8,725(4)            *
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

LOUIS J. FARIN, SR..........................        40,601(5)          1.0%
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

PAUL J. LIESMAN.............................         3,733(6)            *
c/o Bertan High Voltage Corp.
121 New South Road
Hicksville, NY  11801

JOHN D. MACLENNAN...........................         5,305               *
c/o Gendex-Del Medical Imaging Corp.
11550 West King Street
Franklin Park, IL  60634

DAVID MICHAEL...............................       160,450(7)          2.1%
c/o David Michael & Co., P.C.
Seven Penn Plaza
New York, NY  10001

SEYMOUR RUBIN...............................       144,299(8)          1.9%
c/o RFI Corporation
100 Pine Aire Drive
Bay Shore, NY  11706

GEORGE SOLOMON..............................        12,651(9)            *
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY 10595

MICHAEL TABER...............................        16,680(10)           *
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

JAMES TIERNAN...............................         8,733(11)           *
7 Patriot Court
New City, NY  10956

All officers and Directors (12) as a group..     1,427,165(12)        16.7%
----------
* Represents less than 1% of the outstanding shares of Common Stock of the Company including shares issuable under options which are presently exercisable or will become exercisable within 60 days of the Record Date.
(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.
(2) Includes 722,160 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.
(3) Includes 74,445 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.
(4) Includes 8,364 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.
(5) Includes 31,473 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.
(6) Includes 3,602 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(7) Includes 122,230 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.
(8) Includes 122,246 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.
(9) Includes 11,876 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.
(10) Includes 15,749 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.
(11) Includes 8,733 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.
(12) Includes 1,120,878 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

     There are five nominees for the Board of Directors. All Directors are to be elected for a term of one year and until their respective successors are elected and qualified.

     Each of the persons listed below is currently a Director and each has agreed to serve if elected. The Board of Directors expects that the nominees named below will be available for election, but in the event of the refusal or inability of any nominee to stand for election, proxies will be voted for the election of such other person, if any, as may be nominated by the management of the Company.

     Set forth below is the name and age of each nominee, his position in the Company and his principal occupation at present and during the past five years.


                                                                        Principal Occupation,
         Name, Age and Position                                        Business Experience and
            with the Company                                                Directorships
          --------------------                                         ----------------------
LEONARD A. TRUGMAN, 58...............................   Chairman of the Board, Chief Executive Officer
  Chairman of the Board, Chief Executive                   and President of the Company.
  Officer and President

NATAN V. BERTMAN, 67.................................   Partner of Bertman & Levine and a Director of the
  Director                                                 Company.

DAVID MICHAEL, 59....................................   President of David Michael & Co., P.C., C.P.A.
   Director                                                and a Director of the Company.

SEYMOUR RUBIN, 66....................................   Director and Vice President of the Company.
  Director and Vice President                              President of RFI Corporation, a wholly owned
                                                           subsidiary of the Company.

JAMES TIERNAN, 73....................................   Retired.  Former Vice President of The Chase
  Director                                                 Manhattan Bank, N.A. and a Director of the Company.

Required Vote

     Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

     The Board of Directors recommends a vote FOR the election of each of the nominated Directors.

                        DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Committees

     During the Company's last fiscal year, 4 meetings of the Board of Directors were held. The Board of Directors has an Audit Committee, Compensation Committee and a Stock Option Committee. The Audit Committee, which consists of Messrs. Bertman, Michael and Trugman, met once during the last fiscal year. The Compensation Committee, which consists of Messrs. Bertman and Michael, met once during the last fiscal year. The Stock Option Committee, which consists of Messrs. Michael and Tiernan met once during the last fiscal year. The Company presently has no nominating committee. All Directors, with the exception of Mr. Bertman who failed to attend 2 meetings, attended at least 75% of the Board of Directors' meetings.

Executive Officers

     The following table sets forth the names and ages of all executive officers and significant employees of the Company and their positions with the Company.

          Name                                     Position                 Age
          ----                                     --------                 ---

LEONARD A. TRUGMAN..........     Chairman of the Board, Chief Executive     58
                                    Officer and President

DAVID ENGEL.................     Executive Vice President and Chief         47
                                    Financial Officer

LOUIS J. FARIN, Sr..........     Vice President and Vice President and      53
                                    General Manager of Del Power
                                    Conversion Division

PAUL J. LIESMAN.............     Vice President and Vice President and      35
                                    General Manager of Bertan
                                    High Voltage Corp.

JOHN D. MACLENNAN...........     Vice President and Vice President and      44
                                    General Manager of Gendex-Del
                                    Medical Imaging Corp.

SEYMOUR RUBIN...............     Vice President and President of RFI        66
                                    Corporation

GEORGE SOLOMON..............     Vice President--International Sales        51
                                    and Marketing and President of Del
                                    Medical Systems Corp.

MICHAEL TABER...............     Vice President--Finance, Secretary and     51
                                    Chief Accounting Officer


     The officers of the Company, with the exception of Messrs. Trugman and Solomon, are elected or appointed by the Board of Directors to hold office until the meeting of the Board of Directors following the next annual meeting of stockholders. Subject to the right of the Company to remove officers pursuant to its By-Laws, officers serve until their successors are chosen and have qualified. Mr. Trugman holds his position pursuant to an employment agreement which expires on July 31, 2000. Mr. Solomon holds his position pursuant to an employment agreement which expires on July 31, 1997. Mr. MacLennan holds his position pursuant to an employment agreement which expires on March 18, 1999.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market. The Company believes that all filing requirements applicable to its executive officers and Directors were complied with during the fiscal year ended August 3, 1996. In making this statement, the Company has relied solely on the written representations of its Directors and officers and on its review of the copies of initial reports of ownership and reports of changes in ownership of Common Stock of the Company, which officers, Directors and greater than ten percent stockholders are required to file with the Securities and Exchange Commission and the NASDAQ Stock Market.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and other Compensation

     The following table shows, for the fiscal years ended August 3, 1996, July 29, 1995 and July 30, 1994, the compensation paid or accrued by the Company to or for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and two additional individuals during the fiscal year ended August 3, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-term
                                                                                     Compensation
                                                        Annual Compensation              Awards
                                                     --------------------------      -------------
        Name and                                                                                     All  Other
        Principal                                     Salary             Bonus          Options        Compen-
        Position                      Year              ($)               ($)             (#)       sation ($)(1)
        ---------                     -----          --------         -----------      --------      ----------
LEONARD A. TRUGMAN                     1996           289,406          343,318(2)            --        39,708
Chairman of the Board, Chief           1995           275,625          257,273(2)         56,275       40,356
Executive Officer and President        1994           262,500          164,000(2)            --        38,728

SEYMOUR RUBIN                          1996           223,379           32,284            10,609        7,274
Vice President and President           1995           210,000           50,000            11,255        8,539
of RFI Corporation                     1994           200,000           50,000            30,747        5,709

GEORGE SOLOMON                         1996           164,721            5,000            10,609        1,410
Vice President -                       1995           155,392            5,000               --         1,000
International Sales and                1994           119,534              --             12,299        1,000
Marketing, President
of Del Medical Systems Corp.

DAVID ENGEL                            1996           109,423            7,500            10,609        1,496
Executive Vice President and           1995            86,634            1,500             5,628          666
Chief Financial Officer                1994            55,769(3)           --              5,797          --

LOUIS J. FARIN, SR.                    1996           105,000           20,815            10,609        1,532
Vice President and General Manager     1995           100,000            4,000               --           --
of Del Power Conversion Division       1994            82,500            4,500            17,742        1,000

HOWARD BERTAN(4)                       1996           154,918          117,665            10,815        1,655
Senior Technical Consultant            1995           139,192           72,154               --         1,000
                                       1994            45,769(3)        25,493(3)         41,792          --

LEONARD MICHAELS(5)                    1996           150,902              --                --        61,187(6)
Senior Technical Consultant            1995           168,404              --                --        60,800(6)
                                       1994           160,385              --                --        61,285(6)

----------
(1) Includes insurance premiums where families of the officers are beneficiaries and automobile expense allowances. The insurance premiums paid in 1996, 1995, and 1994 were $13,908, $13,058 and $11,428 for Mr.
     Trugman;  $5,418,  $5,541 and $5,709 for Mr. Rubin; and $7,500,  $7,800 and
     $8,185 for Mr. Michaels.
(2) Includes deferred compensation in the amounts of $125,000, $125,000 and $100,000 for the 1996, 1995 and 1994 fiscal years, respectively.
(3) Based upon 17 weeks of compensation for Fiscal 1994. Bertan was acquired in April 1994.
(4) Mr. Bertan was President of Bertan High Voltage Corp. until May 28, 1996, at which time he became a senior technical consultant to the Company.
(5) Mr Michaels was President of Dynarad Corp. until April 1, 1996, at which time he became a senior technical consultant to the Company.
(6)  Includes an annual non-compete payment of $52,000.

Stock Options

     The following table contains information concerning the grant of stock options under the Company's Amended and Restated Stock Option Plan to the named executive officers of the Company and two additional individuals during the fiscal year ended August 3, 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        Potential Realizable
                                                                                       Value at Assumed Annual
                                                                                        Rates of Stock Price
    Individual Grants                                                              Appreciation for Option Term(1)
    -----------------                                                              -------------------------------
                                          % of Total
                             Options    Options Granted   Exercise
                             Granted     to Employees       Price      Expiration
         Name                  (#)      in Fiscal Year     ($/Sh)        Date          5%($)        10%($)
        ------               -------    ---------------   --------    ----------       -----        ------
LEONARD A. TRUGMAN........      --             --             --           --             --            --
SEYMOUR RUBIN.............    10,609            4%          $6.18       12/29/10      $113,723      $294,729
GEORGE SOLOMON............    10,609            4%          $6.18       12/29/10      $113,723      $294,729
DAVID ENGEL...............    10,609            4%          $6.18       12/29/10      $113,723      $294,729
LOUIS J. FARIN, SR........    10,609            4%          $6.18       12/29/10      $113,723      $294,729
HOWARD BERTAN.............    10,609            4%          $6.18       12/29/10      $113,723      $294,729
LEONARD MICHAELS..........      --             --             --           --             --            --

----------
(1) Fair market value of stock on grant date compounded annually at rate shown in column heading for the option term less the exercise price.

Option Exercises and Holdings

     The following table sets forth information with respect to the named executive officers and two additional individuals concerning the exercise of options during the fiscal year ended August 3, 1996 and unexercised options held as of the end of the fiscal year ended July 29, 1995.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                       Number of                Value of
                                                                      Unexercised            Unexercised In-
                                   Shares            Value              Options             the-Money Options
                                 Acquired on        Realized           at Fiscal             at Fiscal Year-
           Name                  Exercise (#)       ($) (1)          Year-End (#)              End ($) (2)
           -----                 ------------       --------        --------------         -------------------
                                                                     Exercisable/             Exercisable/
                                                                     Unexercisable            Unexercisable
                                                                    --------------         -------------------
LEONARD A. TRUGMAN............         --              --            708,092/42,206        $4,284,488/$155,507
SEYMOUR RUBIN.................         --              --            116,780/26,736        $  472,489/$ 78,280
GEORGE SOLOMON................         --              --              2,898/ 8,694        $    5,318/$ 15,953
DAVID ENGEL...................         --              --              4,305/17,728        $   13,444/$ 23,811
LOUIS J. FARIN, SR............         --              --             28,820/17,942        $  122,729/$ 41,546
HOWARD BERTAN.................         --              --             41,792/10,609        $   94,743/$ 20,652
LEONARD MICHAELS..............       25,314         247,053                 --                       --

----------
(1) Amounts reflect the difference between the fair market value of the underlying shares of Common Stock on the date of exercise and the exercise price on the date of exercise.

(2) Amounts reflect the difference between the fair market value of the underlying shares of Common Stock and the exercise price for in-the-money options on August 3, 1996 ($8.375).

Amended and Restated Stock Option Plan

     The following summary describes the material features of the Amended and Restated Stock Option Plan (the "Plan").

     The Plan contains two optional forms of incentive awards which may be used at the sole discretion of the Stock Option Committee (the "Committee"). Incentive awards under the Plan may take the form of stock options or stock appreciation rights ("SARs"). The stock options may be incentive stock options ("ISOs") intended to qualify for special tax treatment or non-qualified stock options ("NQSOs").

     The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law.

     The Plan is a fifteen year program and will terminate on December 31, 2009, unless terminated sooner according to the terms of the Plan. The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is fifteen years, subject to earlier termination upon termination of the optionee's employment or relationship with the Company.

     The  Committee   may  grant  ISOs,   NQSOs  and  tandem  SARs  to  eligible
participants, subject to the terms and conditions of the Plan.

     At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) shares of the Company's Common Stock owned by the optionee for at least one year; (3) a "cashless exercise" procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); or (4) any combination of the foregoing or any other method of payment which the Committee may allow.

     There are 1,952,928 shares of the Company's Common Stock reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 1,792,044 shares were outstanding and 160,884 shares were available for future grant.

Employment Agreements

     Mr. Leonard A. Trugman has an employment agreement with the Company, effective as of August 1, 1992, which was subsequently amended on July 20, 1994 and September 1, 1994, pursuant to which he has agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Company until July 31, 2000. Mr. Trugman's annual base salary was $289,406 for the twelve months ended August 3, 1996. His annual base salary for the twelve months ending August 2, 1997 is $303,876 and was determined by multiplying $289,406 by the greater of 5% or the increase in the Consumer Price Index as of August 1, 1996 over the amount of such index as of August 1, 1995 ("Base Salary"). For each subsequent year during the term of his agreement, his annual Base Salary is subject to increases equal to the greater of 5% or the increase in the Consumer Price Index. Mr. Trugman receives a bonus each year equal to 5% of the Company's pre-tax net income for such year. Mr. Trugman's agreement also provides for a deferred compensation account whereby the Company shall deposit (a) $100,000 annually and
(b) after receipt of the Company's audited financial statements with respect to each fiscal year, an amount equal to the lesser of (x) $25,000 or (y) 5% of the Company's pre-tax net income for such fiscal year less $100,000. Mr. Trugman's deferred compensation account balance pursuant to his employment agreement was $545,476 as of August 3, 1996. At the expiration of the employment agreement, or in the event Mr. Trugman's employment is terminated for any reason whatsoever, other than for cause or total disability, Mr. Trugman, at his sole option, may elect to be engaged by the Company as a consultant for a term of five years. Mr. Trugman's annual consulting compensation for the first year of the consulting term shall be equal to (i) his base salary for the final year of his employment agreement ("Last Base Salary") or (ii) his base salary in effect upon his termination ("Termination Base Salary"), whichever is applicable. Mr. Trugman's consulting compensation for the second through fifth year of the consulting term shall be adjusted annually by multiplying the Last Base Salary or the Termination Base Salary, as the case may be, by an applicable percentage ranging from 92% in the second year to 61% in the fifth year.

     Mr. Trugman is also entitled to compensation in the event of a change of control of the Company and his employment is terminated for any reason whatsoever. Such compensation shall be an amount equal to three times (x) the base salary to be paid to Mr. Trugman for the fiscal year in which such termination occurs, plus (y) the guaranteed bonus paid to Mr. Trugman for the immediately preceding year, plus (z) the amount credited to the deferred compensation account for the immediately preceding fiscal year, but in no event in an aggregate amount greater than the maximum allowed pursuant to governing law. Such payment must be made within 90 days after the change of control. The employment agreement contains confidentiality provisions and a non-compete provision for a term of one year after the termination of Mr. Trugman's employment.

     Mr. John MacLennan, who joined the Company on March 6, 1996 with the acquisition of Gendex-Del Medical Imaging Corp., has an employment agreement which commenced on March 19, 1996 and terminates on March 18, 1999. Pursuant to the terms of the Agreement, Mr. MacLennan agreed to serve as Vice President and General Manager of Gendex-Del Medical Imaging Corp. The employment agreement provides for a base salary of $125,000 per annum for the first year, with 5% increases for the second and third years. Mr. MacLennan also receives a bonus with respect to each fiscal year equal to 3% of the Gendex-Del Medical Imaging Corp.'s pre-tax net income in excess of $500,000.

     Mr. George Solomon has an employment agreement with Dynarad Corp. which commenced on October 11, 1993 and terminates on July 31, 1997. Pursuant to the terms of such agreement, Mr. Solomon is currently Vice President of International Sales and Marketing and President of Del Medical Systems Corp. The employment agreement provides for a current base salary of $163,170. Mr. Solomon also receives a bonus each year if the net profit goals specified in such agreement are achieved. Mr. Solomon is also entitled to compensation in the event of a change of control of the Company or Dynarad Corp. and he is not offered a position with the Company or Dynarad Corp. on substantially the same terms and conditions as set forth in his employment agreement. Such compensation shall be an amount equal to his salary at the time of notice of termination and a proportionate share of his bonus payable in 26 bi-weekly payments.

     Mr. Leonard Michaels has an employment agreement with Dynarad Corp. which commenced as of September 1, 1992 and terminates on July 29, 1997. Mr. Michaels served as President of Dynarad Corp. from September 1992 to April 1996. As of April 1, 1996, Mr. Michaels became a technical consultant to the Company. The employment agreement provides for the payment of a base salary of $150,000 per annum, subject to increases on an annual basis equal to the greater of 5% or increases in the Consumer Price Index. Mr. Michaels also receives certain bonuses if the net income goals specified in such agreement are achieved. Mr. Michaels' base salary for the period from July 30, 1995 to March 31, 1996 was $135,526. In consideration of Mr. Michaels' covenant not-to-compete for ten years as set forth in the employment agreement, he shall receive annual non-compete payments of $52,000 during the ten year term thereof.

     Mr. Howard Bertan has an employment agreement with Bertan High Voltage Corp. which commenced on April 24, 1994 and terminates on April 23, 1997, unless extended for up to an additional two (2) year period. Pursuant to the terms of such agreement, Mr. Bertan served as President and Chief Operating Officer of Bertan High Voltage Corp. from April 1994 to May 1996. As of May 28, 1996, Mr. Bertan became a technical consultant to the Company. The employment agreement provides for the payment of a base salary of $154,350 for the period commencing on April 24, 1996 and terminating on April 23, 1997, subject to increases on an annual basis equal to the greater of 5% or increases in the Consumer Price Index. Mr. Bertan also receives a bonus with respect to each fiscal year equal to 5% of Bertan High Voltage Corp.'s pre-tax net income for such year. The employment agreement contains standard confidentiality and non-compete provisions.

     In consideration of Mr. Bertan's covenant not-to-compete for a period of ten years after the completion of his employment agreement, he will receive $500,000 payable in equal quarterly payments for a period of ten years after his period of active employment. Such payments are subject to adjustment to reflect the greater of 5% or increases in the Consumer Price Index.

     Directors of the Company did not receive compensation for their services as such except a fee of $750.00 for each meeting of the Board of Directors which they attended. Messrs. Trugman and Rubin waived their right to receive such compensation.

                   REPORT OF THE DEL GLOBAL TECHNOLOGIES CORP.
                    BOARD OF DIRECTORS COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of two non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended August 3, 1996 as they affected the executive officers of the Company.

Compensation Philosophy

     The goals of the executive compensation program are to attract, retain and award executive officers who contribute to the success of the Company. Compensation opportunities are aligned with the Company's business objectives. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value.

     In designing and administering the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Components of Executive Compensation

     The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Committee, in conjunction with the Company's stock option committee which is comprised of two other non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

     The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

Relationship of Company Performance to Executive Compensation

     The Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new products, marketing strategies, manufacturing efficiencies and other factors. In addition, in determining executive compensation the Committee also considers the contributions of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.

     Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with other members of the Board and, for all of the executives other than Mr. Trugman, after discussions with Mr. Trugman.

Compensation of Chief Executive Officer

     In addition to the factors mentioned above, the Committee's general approach in setting Mr. Trugman's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Trugman's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

     Mr. Trugman's annual base salary for the fiscal year ended August 3, 1996 was $289,406, an increase of $13,781 over his previous annual salary of $275,625. Such increase reflects Mr. Trugman's base salary pursuant to his employment agreement, effective as of August 1, 1992, which was subsequently amended on July 20, 1994 and September 1, 1994. Mr. Trugman's base salary, bonus and deferred compensation for the fiscal year ended August 3, 1996 was $632,724 as compared to $532,898 for the previous fiscal year. Mr. Trugman's base salary pursuant to his employment agreement was set in accordance with competitive salary levels for companies of similar size and profitability. Such agreement provides for future base salary increases in an amount equal to the greater of a 5% increase or the increase in the Consumer Price Index. The annual bonus paid to Mr. Trugman for the fiscal year ended August 3, 1996 was equal to 5% of the Company's pre-tax net income for such year. Mr. Trugman's deferred compensation account payment for the fiscal year ended August 3, 1996 was $125,000 which represents approximately 2.9% of the Company's pre-tax earnings for such fiscal year. Such payment was based upon Mr. Trugman's employment agreement which provides that the Company shall deposit (a) $100,000 annually and (b) after receipt of the Company's audited financial statements with respect to each fiscal year, an amount equal to the lesser of (x) $25,000 or (y) 5% of the Company's pre-tax net income for such fiscal year less $100,000.

                                                   Compensation Committee

                                                   NATAN V. BERTMAN
                                                   DAVID MICHAEL

Performance Graph

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Market Index and a peer group index for the period commencing August 1, 1991 and ending August 3, 1996. The peer group consists of 51 companies engaged in the manufacture of electronic components and includes Applied Magnetics Corporation, Espey Manufacturing & Electronics, General Microwave Corporation, Hutchinson Tech, Inc., Medicore, Inc., Recoton Corporation and Telepanel Systems, Inc. The graph assumes that $100 was invested on August 1, 1991 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.

[The following information was depicted as a line graph in the printed material]

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG DEL GLOBAL TECHNOLOGIES CORP.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                         ------------------ FISCAL YEAR ENDING-----------------

COMPANY                  1991      1992      1993      1994      1995      1996
-------                  ----      ----      ----      ----      ----      ----

DEL GLOBAL TECH CORP      100      94.88     99.56    105.59    117.62    157.71
SIC CODE INDEX            100     113.61     99.04    117.83    167.38    174.90
NASDAQ MARKET INDEX       100     102.46    127.27    138.88    170.19    185.53


                     ASSUMES $100 INVESTED ON AUGUST 1, 1991
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING AUGUST 3, 1996

Stock Purchase Plan

  Employee Stock Purchase Plan

     The Company has an employee stock purchase plan which is funded by payroll deductions. Shares acquired pursuant to such plan by employees of the Company are purchased in the open market by the custodian of the plan. The Company administers such plan and pays all brokerage commissions incurred in connection with such plan. All shares so purchased are held in street name until they are issued semi-annually or until an employee requests that the shares to which he is entitled, or a portion thereof, be issued to him. Substantially all employees of the Company are eligible to participate in such plan. As of December 26, 1996, 658 and 1,977 shares have been issued and 540 and 1,662 shares are being held in such plan on behalf of Leonard A. Trugman and all executive officers as a group, respectively.

Employee Benefit Plans

  Defined Benefit Plan

     The Company has a defined benefit pension plan which provides retirement benefits for some full time employees ("Participants"). Effective February 1, 1986, the plan was frozen so that future salary increases are not considered in determining a Participant's pension benefit, contributions by Participants are no longer permitted and participation in the plan is limited to those Participants as of August 1, 1984. Pursuant to the plan, Participants will receive a benefit, computed by an actuary at retirement based upon their number of years of credited service and average total annual compensation during five consecutive years of their service, reduced by a portion of their benefits under social security. The Company continues to fund the plan with contributions determined on an actuarial basis.

     The following table illustrates, for representative average annual covered compensation and years of credited service classifications, the estimated annual retirement benefits payable to employees under this plan upon retirement at age 65 based on the plan's normal form of benefit and social security benefits frozen as of August 1, 1984. Benefits under the plan are limited to the extent required by the Employee Retirement Income Security Act of 1974.

                               PENSION PLAN TABLE

   Average Annual                                      Years of Credited Service
Covered Compensation                                          15 or more
---------------------                                  -------------------------
     $  40,000......................................             $13,000
     $  50,000......................................             $17,000
     $  75,000......................................             $27,000
     $ 100,000......................................             $37,000

     The executive officers, with the exception of Louis J. Farin, Sr., named in the Summary Compensation Table do not participate in the plan.

401(k) Plan and Profit Sharing Plan

     Effective August 1, 1984, the Company established a 401(k) plan under which employees may elect to defer a portion of their annual salary. All employees with over 90 days of service and over the age of 21 may elect to defer from 2% to 15% of their annual salary. The modified plan is administered by Connecticut General Life Insurance Company (CIGNA) and employees may elect where their deferred salary will be invested. Highly compensated employees' salary deferrals are limited by the contribution levels of all other eligible participants. Distributions are made at retirement or upon termination of employment.

     On February 1, 1986 the Company initiated a profit sharing plan as part of the 401(k) plan which allows substantially all of the Company's employees to participate in the profits of the Company, regardless of whether or not the employee elected to contribute to the 401(k) plan in any year. Since the profit sharing plan is part of the 401(k) plan, eligibility, participation and other requirements are governed by the provisions of the 401(k) plan. Contributions to the plan are determined based upon a calculation directly related to the Company's sales volume and pre-tax profits. There was a $40,000 contribution for the period ended August 3, 1996.

                  PROPOSAL TWO: PROPOSAL TO AMEND THE COMPANY'S
             CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

     On November 5, 1996, the Board authorized an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.10 per share, from 10,000,000 to 20,000,000. The stockholders are being asked to approve this proposed amendment. As of the Record Date, 7,411,934 shares of Common Stock were issued and outstanding and 2,033,596 shares were reserved for issuance under the Company's amended and restated stock option plan and employee 401(k) profit sharing plan, leaving only 494,467 shares (including Treasury shares) available for issuance.

     The Board believes that the proposed increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock, without the expense and delay of a special stockholders' meeting, in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

     Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or stock exchange policies.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. While the Company has no present plans to issue any shares of additional Common Stock authorized by this proposal, any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt.

     The approval of the adoption of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the shares of Common Stock represented at the Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

     The Board of Directors recommends a vote FOR the proposal to amend the Company's Certificate of Incorporation.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present and knows that others will present at the Meeting is as hereinabove set forth. If any other matter or matters are properly brought before the Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Voting Procedures

     Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

     With respect to the other matters submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Annual Meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Annual Meeting for the particular matter as to which the broker withheld authority. Consequently, broker non-votes are not counted in respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 3, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO EACH STOCKHOLDER WITHOUT CHARGE. WRITTEN REQUESTS SHOULD BE ADDRESSED TO: MICHAEL TABER, SECRETARY, DEL GLOBAL TECHNOLOGIES CORP., 1 COMMERCE PARK, VALHALLA, NEW YORK 10595.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP, certified public accountants, the Company's principal accountants for its last fiscal year, has been selected by the Board of Directors of the Company as the Company's principal accountants for the current fiscal year. It is anticipated that a representative of that firm will be present at the Meeting. Such representative will be afforded an opportunity to make a statement at the Meeting if he so desires and he will be available to respond to appropriate questions.

                           1997 STOCKHOLDER PROPOSALS

     Proposals by stockholders which are intended to be presented at the 1998 Annual Meeting must be received by the Company at its principal executive
offices on or before September    , 1997.

                                  By order of the Board of Directors,
                                  DEL  GLOBAL TECHNOLOGIES CORP.


                                  MICHAEL TABER,
                                  Secretary

Dated: January     , 1997

                                                                         ANNEX A


                          DEL GLOBAL TECHNOLOGIES CORP.

PROXY          Annual Meeting of Stockholders - February 13, 1997
                (Solicited on Behalf of the Board of Directors)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Del Global Technologies Corp. constitutes and appoints Michael Taber and Leonard A. Trugman or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned at the Annual Meeting of the Stockholders of the Company, to be held at the Hotel Inter-Continental, 111 East 48th Street, New York, NY 10017 on February 13, 1997 at 10:00 A.M., and at any adjournment or adjournments thereof, upon the following matters (which are more fully described in the accompanying Proxy Statement).


                   (continued and signed on the reverse side)


                                                                                                               Please mark    [X]
                                                                                                               your votes as
                                                                                                               indicated in
                                                                                                               this example



1. FOR the election of the following nominees to the Board of Directors for the ensuing year:  Leonard A. Trugman, Natan V. Bertman,
David Michael, Seymour Rubin and James Tiernan

      FOR all nominees        WITHHOLD            (INSTRUCTION:  To withhold  authority to vote for any  individual  nominee,
        listed above          AUTHORITY           write that nominee's name in the space provided below.)
     (except as marked     to vote for all
      to the contrary)     nominees listed        ___________________________________________________________________________
                               above

        [_]                     [_]


2.   To amend the Company's certificate of   3.   In  their   discretion,   upon  other     A  majority  of  such  attorneys  and
     incorporation  to increase the number        matters as may  properly  come before     proxies,  or their substitutes at the
     of authorized shares of the Company's        the   meeting  or  any   adjournments     meeting,   or  any   adjournment   or
     Common  Stock  from   10,000,000   to        thereof.                                  adjournments  thereof,  may  exercise
     20,000,000.                                                                            all of the powers hereby  given.  Any
                                                                                            proxy to vote any of the shares, with
        FOR       AGAINST     ABSTAIN                                                       respect to which the  undersigned  is
        [_]         [_]         [_]                                                         or   would  be   entitled   to  vote,
                                                                                            heretofore  given  to any  person  or
                                                                                            persons  other than the persons named
                                                                                            above, is revoked.

                                                                                            IN WITNESS  WHEREOF,  the undersigned
                                                                                            has signed and sealed  this proxy and
                                                                                            hereby acknowledges receipt of a copy
                                                                                            of the  notice  of such  meeting  and
                                                                                            proxy statement in reference  thereto
                                                                                            both dated January __, 1997.

                                                                                            Dated:   ______________________, 1997

                                                                                            _____________________________________
                                                                                                  (Stockholder(s) Signature)

                                                                                            _______________________________(L.S.)

                                                                                            _____________________________________
                                                                                                  Printed Name of Stockholder

                                                                                            NOTE:   Signature  should  correspond
                                                                                            with   name    appearing   on   stock
                                                                                            certificate.   When   signing   in  a
                                                                                            fiduciary or representative capacity,
                                                                                            sign  full  title as such.  When more
                                                                                            than one owner, each should sign.


                                 Annual Meeting
                                       of
                          Del Global Technologies Corp.

                           Thursday, February 13, 1997

                                   10:00 A.M.

                             Hotel Inter-Continental
                              111 East 48th Street
                               New York, NY 10017

    ========================================================================
                                     Agenda
                                     ------

             *        Election of Directors
             *        Amend the Certificate of Incorporation
             *        Report on the progress of the Company
             *        Discussion on matters of current interest

    ========================================================================